Exhibit 1(b)

PRICING AGREEMENT

February 7, 2003

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLCBanc of America Securities LLC
Deutsche Bank Securities Inc.
RBC Dain Rauscher Inc.
Lehman Brothers Inc.
McDonald Investments Inc.
U.S. Bancorp Piper Jaffray Inc.
Wachovia Securities, Inc.
Wells Fargo Investment Services, LLC

As Representatives of and on behalf of
   the several Underwriters named in Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated North Tower World Financial Center New York, New York 10281	c/o Salomon Smith Barney Inc. 390 Greenwich Street 4th Floor New York, New York 10013

Dear Sirs:

    Sears Roebuck Acceptance Corp., a Delaware corporation (the "Company"), proposes subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 7, 2003 (the "Underwriting Agreement"), executed between the Company and Sears, Roebuck and Co. ("Sears"), on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, UBS Warburg LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., RBC Dain Rauscher Inc., Lehman Brothers Inc., McDonald Investments Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Securities, Inc., and Wells Fargo Investment Services, LLC as representatives of and on behalf of the several Underwriters named in Schedule I hereto (the "Representatives"), on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and, except where otherwise specified, as of the date of this Pricing Agreement and the Time of Delivery, except that (i) each representation and warranty with respect to the Registration Statement in Sections 2 and 3 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement and the Time of Delivery, and (ii) each representation and warranty with respect to the Prospectus in Sections 2 and 3 of the Underwriting Agreement shall be deemed to be a representation and warranty as of (a) the date of the Underwriting Agreement and as of the Time of Delivery in relation to the Prospectus (as therein defined) and (b) the date of this Pricing Agreement and as of the Time of Delivery in relation to the Prospectus as amended or supplemented. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.

    The Company hereby grants the Representatives, on behalf of the Underwriters, an option to purchase up to $37,500,000 of Designated Securities (the "Option Securities"), for the sole purpose of covering overallotments in the sale of the $250,000,000 aggregate principal amount of the Designated Securities (the "Underwritten Securities"). Such option shall be exercisable in increments of $25, by delivering written notice to the Company and Sears no later than 12:00 noon, Chicago time, on March 14, 2003, specifying the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than February 12, 2003 or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any Option Securities in a principal amount of less than $25. The purchase price to the Representatives for the Option Securities acquired upon exercise of the option shall be 96.85% of the principal amount of the Option Securities so acquired. References in the Underwriting Agreement to Time of Delivery shall be deemed to refer to each date on which Option Securities are to be purchased by the Underwriters, and references therein to Designated Securities shall be deemed to include the Option Securities.

    Subject to the terms and conditions set forth in Schedule II hereto and in the Underwriting Agreement, the Underwriters agree to reimburse the Company for expenses up to an amount of $75,000.00 incident to the Company's obligations under the Underwriting Agreement and this Pricing Agreement.

    If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Company, Sears and each of the Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request. You represent that you are authorized on behalf of yourselves and on behalf of each of the other Underwriters named in Schedule I hereto to enter into this Agreement.

Very truly yours,

Sears Roebuck Acceptance Corp.

By: /s/ Keith E. Trost Keith E. Trost President

Sears, Roebuck and Co.

By: /s/ Larry R. Raymond Larry R. Raymond Vice President and Treasurer

 Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
Banc of America Securities LLC
Deutsche Bank Securities Inc.
RBC Dain Rauscher Inc.
Lehman Brothers Inc.
McDonald Investments Inc.
U.S. Bancorp Piper Jaffray Inc.
Wachovia Securities, Inc.
Wells Fargo Investment Services, LLC

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: /s/ Perry Hall
Name: Perry Hall
Title: Director

By: Salomon Smith Barney Inc.

By: /s/ J. Maurice Lopez
Name: J. Maurice Lopez
Title: Managing Director

As Representatives of and on behalf of
the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal amount of Designated Securities to be purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	43,875,000
Salomon Smith Barney Inc.	43,875,000
Morgan Stanley & Co. Incorporated	43,750,000
UBS Warburg LLC	43,750,000
Banc of America Securities LLC	7,500,000
Deutsche Bank Securities Inc.	7,500,000
RBC Dain Rauscher Inc.	7,500,000
Lehman Brothers Inc.	3,750,000
McDonald Investments Inc.	3,750,000
U.S. Bancorp Piper Jaffray Inc.	3,750,000
Wachovia Securities, Inc.	3,750,000
Wells Fargo Investment Services, LLC	3,750,000
A.G. Edwards & Sons, Inc.	1,500,000
Bank One Capital Markets, Inc.	1,500,000
Bear, Stearns & Co. Inc.	1,500,000
Charles Schwab & Co., Inc.	1,500,000
CIBC World Markets Corp.	1,500,000
Fifth Third Securities, Inc.	1,500,000
Goldman, Sachs & Co.	1,500,000
H&R Block Financial Advisors, Inc.	1,500,000
HSBC Securities (USA) Inc.	1,500,000
J.J.B. Hilliard , W.L. Lyons, Inc.	1,500,000
Legg Mason Wood Walker, Incorporated	1,500,000
NatCity Investments, Inc.	1,500,000
Prudential Securities Incorporated	1,500,000
Quick & Reilly, Inc.	1,500,000
TD Securities (USA) Inc.	1,500,000
Advest, Inc.	500,000
BB&T Capital Markets, A division of Scott & Stringfellow, Inc.	500,000
Blaylock & Partners, L.P.	500,000
C.L. King & Associates, Inc.	500,000
D.A. Davidson & Co.	500,000
Davenport & Company LLC	500,000
Fahnestock & Co. Inc.	500,000
Ferris, Baker Watts Inc.	500,000
Guzman & Company	500,000
Janney Montgomery Scott LLC	500,000
Mesirow Financial, Inc.	500,000
Morgan Keegan & Company, Inc.	500,000
Pershing Trading Company, L.P.	500,000
Samuel A. Ramirez & Co., Inc.	500,000
Raymond James & Associates, Inc.	500,000
Robert W. Baird & Co. Incorporated	500,000
Ryan, Beck & Co., LLC	500,000
Southwest Securities, Inc.	500,000
Stifel, Nicolaus & Company, Incorporated	500,000
Utendahl Capital Partners, L.P.	500,000
William Blair & Company, L.L.C.	500,000
The Williams Capital Group, L.P.	500,000
Total	250,000,000

SCHEDULE II

Title of Designated Securities:

7.40% Notes due February 1, 2043

Principal amount of Designated Securities offered:

Underwritten Securities: $250,000,000
Option Securities: Up to an additional $37,500,000

Denominations:

$25

Price to Public:

100% of the principal amount of
the Designated Securities

Purchase Price by Underwriters:

96.85% of the principal amount of the Designated Securities, plus accrued interest from February 12, 2003 to the Time of Delivery

Indenture:

Indenture, dated as of October 1, 2002, between
the Company and BNY Midwest Trust Company, as Trustee

Form of Designated Securities:

Global form only

Maturity:

February 1, 2043

Interest Rate:

7.40%

Interest Payment Dates:

February 1, May 1, August 1 and November 1

Redemption Provisions:

Incorporated by reference to the attached Form of Note

Sinking Fund Provisions:

None

Time of Delivery:

8:00 A.M., Chicago time, February 12, 2003

Funds in which payment by Underwriters to Company to be made:

Immediately available funds

Method of Payment:

Wire transfer to JP Morgan Chase Bank, ABA No. 021000021, for the Account of Sears Roebuck Acceptance Corp., Account No. 9102587590

Closing Location:

Hoffman Estates, Illinois

Delayed Delivery:

None

Counsel:

      To the Company and Sears:

  Steven M. Cook, Vice President, Deputy General Counsel and Acting General Counsel, Sears, Roebuck and Co.
  Mayer, Brown, Rowe & Maw, special counsel to the Company and Sears

      To the Underwriters:

  Skadden, Arps, Slate, Meagher & Flom LLP

Other Terms:

For purposes of this Pricing Agreement only, Section 7 of the Underwriting Agreement shall be amended in the following manner. The following Section 7(c) shall be added:

"(c) To use its commercially reasonable best efforts to ensure that the Designated Securities will be listed and posted for trading on the New York Stock Exchange within thirty days of the Time of Delivery."